UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On April 4, 2011, the Board of Directors of BrainStorm Cell Therapeutics Inc. (the “Company”) elected Mordechai Friedman to the Board of Directors.

At this time Mr. Friedman has received no compensation from the Company.  The Company expects to grant equity compensation to Mr. Friedman, consistent with what is paid to the other non-employee directors of the Company, at such time as the number of shares available for issuance under the Company’s incentive plans is sufficiently increased.

On April 4, 2011, the Board of Directors of the Company also selected and appointed Mr. Friedman to the Audit Committee of the Board of Directors and elected Mr. Friedman as the Chair of the Audit Committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2011	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Liat Sossover
Liat Sossover Chief Financial Officer